UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2024

Waste Connections, Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	1-34370	98-1202763
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6220 Hwy 7, Suite 600

Woodbridge

Ontario L4H 4G3

Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 532-7510

Not Applicable

(Former name or address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	WCN	New York Stock Exchange Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On July 23, 2024, upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Waste Connections, Inc. (the “Company”) appointed Cherylyn Harley LeBon to the Board and its Compensation Committee effective August 1, 2024. Ms. LeBon will fill the vacancy on the Board created by the resignation of Larry S. Hughes discussed below. Ms. LeBon’s term will expire at the Company’s 2025 annual meeting of shareholders.

Ms. LeBon, 58, has served since 2023 as a partner with Womble Bond Dickinson (US) LLP, a law firm based in Washington, D.C, in the corporate and government contracts practice. Prior to joining the firm, Ms. LeBon served for three years as a partner with Dunlap, Bennett, and Ludwig, PLLC, a law firm based in Washington, D.C., and for ten years prior to that as president and CEO of KLAR Strategies, a business strategy firm that she founded. Ms. LeBon has extensive experience in senior executive roles with the U.S. Small Business Administration, the Department of Veterans Affairs, and as counsel with the U.S. Senate Judiciary Committee and the U.S. House of Representatives. Ms. LeBon spent several years working in the U.K. and Germany, including serving as an international transaction specialist for Mannesmann Corporation, and she brings experience in international business and government relations. Ms. LeBon serves on the Boards of Directors of Copart, Inc., Visit Fairfax, and the Capital Business Development Association. Ms. LeBon holds a B.A. degree in History from Canisius College and a J.D. degree from University of Wisconsin-Madison.

The Board has determined that Ms. LeBon meets the independence standards adopted by the Board in compliance with the New York Stock Exchange corporate governance listing standards, Item 407(a) of Regulation S-K and applicable securities laws in Canada.

Ms. LeBon has (i) no arrangements or understandings with any other person pursuant to which she was selected as a director, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Ms. LeBon (i) has had no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K, and (ii) as of the date of this Current Report on Form 8-K, holds no direct or indirect beneficial ownership in the Company’s shares or rights to acquire the Company’s shares.

Ms. LeBon will receive the standard compensation, a portion of which will be pro-rated to reflect the actual time Ms. LeBon will serve on the Company’s Board this term, paid by the Company to all of its non-employee directors and as described under “Director Compensation and Equity Ownership” in the Company’s 2024 Management Information Circular and Proxy Statement for its Annual Meeting of Shareholders filed with the Securities and Exchange Commission (“SEC”) on April 4, 2024, and applicable securities commissions or similar regulatory authorities in Canada. In connection with her appointment, Ms. LeBon will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.12 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2016.

Departure of Director

On July 23, 2024, Larry S. Hughes notified the Board of his decision to resign from his role as a member of the Board effective August 1, 2024. Mr. Hughes’ departure as a director was not due to any disagreement with the Company.

A copy of the press release dated July 29, 2024, announcing the appointment of Ms. LeBon to and the resignation of Mr. Hughes from the Board is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated July 29, 2024, issued by Waste Connections, Inc.

104	The cover page of Waste Connections, Inc. on Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

Date: July 29, 2024	By:	/s/ Mary Anne Whitney
Mary Anne Whitney
Executive Vice President and Chief Financial Officer